Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Qlik Technologies Inc. (the “Company”) for the year ended December 31, 2014, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Lars Björk, President, Chief Executive Officer, and Director of the Company, and Timothy MacCarrick, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their respective knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ LARS BJÖRK
Lars Björk
President, Chief Executive Officer, and Director (Principal Executive Officer) February 27, 2015

By:	/S/ TIMOTHY MACCARRICK
Timothy MacCarrick
Chief Financial Officer and Treasurer (Principal Financial Officer) February 27, 2015

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to Qlik Technologies Inc. and will be retained by Qlik Technologies Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.